UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2016

JUNIPER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Arch Street, Suite 3110 Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 639-1500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 18, 2016, the Audit Committee (the “Committee”) of the Board of Directors of Juniper Pharmaceuticals, Inc. (the “Company”), after discussion with management and its independent registered public accountants, determined that the Company’s audited consolidated financial statements for the fiscal years ended December 31, 2013 through December 31, 2015, including the unaudited consolidated financial information for each quarterly period within the fiscal years ended December 31, 2014 and 2015, as reported in the Company’s Annual Report on Form 10-K filed on March 10, 2016 and amended on April 22, 2016, and its unaudited condensed consolidated financial statements for the quarters ended March 31, 2016 and June 30, 2016, and the related quarters in 2015, as reported in the Company’s Quarterly Reports on Form 10-Q filed on May 4, 2016 and August 4, 2016, respectively, should no longer be relied upon due to an error identified therein, and that a restatement of these financial statements is required.

The errors relate to a determination that a portion of the invoice price of product sold under the Company’s supply agreement with Ares Trading S.A. (an affiliate of Merck KGaA, Darmstadt, Germany (“Merck KGaA”)) is considered contingent, and therefore not fixed or determinable, under generally accepted accounting principles in the United States. Accordingly, correction of the errors will result in a timing difference for the contingent portion of revenue from the Company’s original methodology. The Company currently expects that, under the corrected methodology, revenue will be recognized in the period product is shipped to Merck KGaA for the fixed portion only (direct manufacturing cost plus 20%) with the contingent portion of the invoice price initially recorded as deferred revenue and subsequently recognized upon completion of a quarterly reconciliation process that occurs after receiving sell-through information from Merck KGaA on a country-by-country basis.

Until the recent Audit Committee determination, the Company’s previous practice was to record revenue at the time of shipment based on the invoice price, with an adjustment to increase or decrease revenue upon completion of the quarterly reconciliation process. This practice was not identified as erroneous as the result of new information that came to light after the filing of above-referenced reports, but rather was identified during the course of responding to a recent comment letter from the staff of the U.S. Securities and Exchange Commission.

As a result of the technical accounting correction, the Company currently expects the restated financial statements to reflect more revenue in some periods and less revenue in other periods, with corresponding increases or decreases to profit (loss) before income tax, as compared to the amounts previously reported. The accounting correction will not affect the cash position of the Company, nor the timing and amount of the Company’s cash receipts under the agreement. The accounting correction is not expected to change the business practices of the Company and Merck KGaA under the agreement or impact the overall economic benefit of the agreement to the Company.

The Company currently estimates that, upon correction of the errors, revenue for the year ended December 31, 2013 will be approximately $2 to $3 million lower than previously reported, revenue for the year ended December 31, 2014 will be approximately $0.5 to $1.5 million higher than previously reported, and revenue for the year ended December 31, 2015 will be approximately $0 to $1 million higher than previously reported. The Company currently estimates that revenue will be approximately $1 to $2 million lower than previously reported for the six months ended June 30, 2016. The analysis of the correction is on-going, and there can be no assurance that the final corrected amounts will not differ materially from the estimates reflected herein or that additional errors will not be identified and corrected for. In light of this ongoing analysis, and the fact that these corrections affect the timing of revenue recognition in the periods presented, the Company is unable to affirm its previously announced guidance for full-year 2016 revenue growth. Under the corrected accounting methodology, actual revenue may differ materially from this previously announced guidance.

The Company expects to file an amended Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016 after it has completed its work with respect to the restatement. The Company currently intends to file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2016 on a timely basis, but there can be no assurance that this will be the case.

Controls and Procedures

As a result of the revenue recognition timing errors and resulting restatement of previously issued financial statements, management has concluded that at least one material weakness exists in the Company’s internal control over financial reporting and that, as a result, internal control over financial reporting and disclosure controls and procedures were not effective as of December 31, 2015 and disclosure controls and procedures were not effective in subsequent interim periods in 2016.

Management is continuing to assess the Company’s internal control over financial reporting and disclosure controls and procedures. Since management has not completed its evaluation of the impact of the restatement on its internal control over financial reporting, there can be no assurance that additional control deficiencies which represent material weaknesses will not be identified.

Discussion with Independent Registered Public Accountants

The Committee has discussed the matters disclosed in this Current Report on Form 8-K with each of BDO USA, LLP, the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2013 through December 31, 2015 as well as the quarter ended March 31, 2016, and PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the nature of the corrected accounting methodology, the estimated impact of these corrections on both historical and future financial results, expected practice under the supply agreement between the Company and Merck KGaA in future periods, overall economic benefit of the agreement to the Company, the timing of the amended Annual Report on Form 10-K and amended quarterly reports on Form 10-Q, and management’s ongoing evaluation of the impact of the restatement on its internal control over financial reporting and disclosure controls and procedures. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results, including the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures and the effectiveness of the Company’s internal control over financial reporting, to differ materially from those expressed in or contemplated by the forward-looking statements. These factors include, without limitation, the risk that additional information may become known prior to the expected filing with the U.S. Securities and Exchange Commission of the amended periodic reports described herein or that other subsequent events may occur that would require the Company to make additional adjustments to its financial statements or delay the filing of the corrected or future periodic reports with the U.S. Securities and Exchange Commission, including the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016. Other risk factors affecting the Company are discussed in detail in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 24, 2016	Juniper Pharmaceuticals, Inc.

	By:	/s/ George Elston
George Elston
Senior Vice President and Chief Financial Officer